Exhibit 10.1

EXEMPT FACILITIES LOAN AGREEMENT

Between

PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY

and

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

Dated as of July 1, 2009

Table of Contents

			Page
I.	Background, Definitions, Representations and Findings		1
	Section 1.1	Background	1
	Section 1.2	Definitions	1
	Section 1.3	Company Representations	4
	Section 1.4	Issuer Findings and Representations	5

II.	The Project Facilities		6
	Section 2.1	Acquisition of Project Facilities	6
	Section 2.2	Additions and Changes to Project Facilities	7
	Section 2.3	Issuance of Bonds; Application of Proceeds	7
	Section 2.4	Disbursements from Project Fund	7
	Section 2.5	Company Required to Pay Costs in Event Project Fund Insufficient	8
	Section 2.6	Completion	8
	Section 2.7	Investment and Use of Fund Moneys	8
	Section 2.8	Rebate Fund	9

III.	Loan By Issuer; Loan Payments; Other Payments		9
	Section 3.1	Loan by Issuer	9
	Section 3.2	Loan Payments	9
	Section 3.3	Additional Payments	9
	Section 3.4	Obligations Unconditional	10
	Section 3.5	Assignment of Issuer’s Rights	10

IV.	Additional Covenants Of Company		10
	Section 4.1	Maintenance of Existence	10
	Section 4.2	Compliance with Laws; Commencement and Continuation of Operations at Project Facilities; No Sale, Removal or Demolition of Project Facilities; Maintenance of Employment	10
	Section 4.3	Right of Inspection	11
	Section 4.4	Lease by Company	11
	Section 4.5	Financial Statements; Books and Records	12
	Section 4.6	Taxes, Other Governmental Charges and Utility Charges	12
	Section 4.7	Insurance	12
	Section 4.8	Damage to or Condemnation of Project Facilities	13
	Section 4.9	Misuse of Bond Proceeds; Litigation Notice	13
	Section 4.10	Indemnification	13
	Section 4.11	Tax Covenants of Company and Issuer	15
	Section 4.12	Further Tax Covenants of Company	15
	Section 4.13	Nondiscrimination/Sexual Harassment Clause	17
	Section 4.14	Right-to-Know	17

V.	Redemption of Bonds		17
	Section 5.1	Optional Redemption	17

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EXEMPT FACILITIES LOAN AGREEMENT dated as of July 1, 2009 (the “Agreement”) between PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY (the “Issuer”) and ALLEGHENY ENERGY SUPPLY COMPANY, LLC (together with permitted successors and assigns, the “Company”).

I. Background, Definitions, Representations and Findings.

Section 1.1 Background Pursuant to the Pennsylvania Economic Development Financing Law (Act No. 102, approved August 23, 1967, P.L. 251, as amended) (the “Act”), the Greene County Industrial Development Authority has authorized and approved the Project Facilities (as defined herein) and the financing thereof by the Issuer through the issuance of the Issuer’s Exempt Facilities Revenue Bonds, Series 2009 (Allegheny Energy Supply Company, LLC Project) in the original aggregate principal amount of $235,000,000 (the “Bonds”). The Company proposes to construct certain emissions control facilities at the three-unit, 1,710-megawatt, coal-fired Hatfield’s Ferry Power Station (the “Plant”) in Greene County, Pennsylvania.

The Company has requested the Issuer to issue Bonds to finance a portion of the cost of certain “pollution control facilities” for purposes of the Act at the Plant, which facilities are more fully described in Exhibit A (the “Project Facilities”). The Project Facilities will be owned by the Company, a Delaware limited liability company. The Bonds will be issued under a Trust Indenture dated as of the date hereof (the “Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Company and the Issuer are entering into this Agreement in order to provide for the issuance of the Bonds and the loan of the proceeds of the Bonds to the Company.

The obligation of the Company to repay the loan of the proceeds of the Bonds made pursuant hereto will be evidenced by the Company’s Exempt Facilities Note (Pennsylvania Economic Development Financing Authority) Series 2009 in the principal amount of $235,000,000 (the “Note”) issued to the Trustee as the assignee of the Issuer under the Indenture. Nothing herein shall require the Company to maintain any credit facility.

The Issuer and the Company intend that substantially all of the Project Facilities constitute or will constitute “pollution control facilities” for purposes of the Act and solid waste disposal facilities for the purposes of the Internal Revenue Code of 1986, as amended (the “Code”), so that interest on the Bonds will not be included in gross income of the holders thereof for federal income tax purposes under the Code (except for such holders who are “substantial users” of the Project Facilities or “related persons” as provided in Section 147(a) of the Code).

Section 1.2 Definitions. Terms used in this Agreement which are defined in the Indenture and are not otherwise defined in this Agreement shall have the meanings set forth in the Indenture unless the context or use clearly indicates another meaning or intent. In addition to the terms defined in the recital clauses of this Agreement, as used herein:

“Additional Payments” means the amounts required to be paid by the Company pursuant to Section 3.3.

“Agreement” means this Exempt Facilities Loan Agreement, as amended or supplemented from time to time.

“Authorized Representative” means, with respect to the Issuer, each person at the time designated to act on behalf of the Issuer by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its Secretary or Assistant Secretary, and with respect to the Company, each person at the time designated to act on behalf of the Company by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary.

“Completion Date” means the date that the Company certifies to the Trustee and the Issuer that the Project Facilities have been completed.

“Debt Service” means, for any period or payable at any time, the principal of, premium, if any, on and interest on the Bonds for that period or payable at the time whether due on an Interest Payment Date, at maturity or upon acceleration or redemption.

“Issue Date” means July 6, 2009.

“Issuer’s Fee” means an amount equal to 0.2% of the amount of the Loan.

“Loan” means the loan by the Issuer to the Company of the proceeds of the Bonds pursuant to Section 3.1 in the original principal amount of $235,000,000.

“Loan Payments” means the amounts required to be paid by the Company in repayment of the Loan pursuant to Section 3.2.

“Local Entity” means the Greene County Industrial Development Financing Authority.

“Misuse of Bond Proceeds” means the implementation or operation of the Project Facilities in a manner which would cause the Project Facilities to not be a “project” as defined in the Act or the use of the proceeds of the Bonds for any purpose materially different from the Project Facilities as described to and approved by the Issuer.

“Project Costs” means costs of the Project Facilities permitted under the Act, including, but not limited to, the following:

(a) Costs incurred in connection with the acquisition, construction, installation, equipment or improvement of the Project Facilities, including costs incurred in respect of the Project Facilities for preliminary planning and studies; architectural, engineering, accounting, consulting, legal and other professional fees and expenses; labor, services and materials;

(b) Fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, including without limitation bond discount, printing expense, title insurance, recording fees and the initial and first year annual fees and expenses of the Trustee, Issuer and Local Entity; provided that the amount of the proceeds of the Bonds used to finance issuance costs (but excluding the Issuer’s Fee) shall not exceed 2% of the aggregate face amount of the Bonds within the meaning of Section 147(g) of the Code;

(c) Payment of interest on the Bonds and fees and expenses of the Trustee accruing prior to the Completion Date; and

(d) Any other costs, expenses, fees and charges properly chargeable to the cost of acquisition, construction, installation, equipment or improvement of the Project Facilities.

“Rehabilitation Expenditure” shall mean a “rehabilitation expenditure” as such term is defined in Section 147(d)(3) of the Code, including, without limiting the generality of the foregoing, a capital expenditure incurred in connection with the rehabilitation of a building or structure which is part of the Project Facilities, if such expenditure is incurred by Company, the seller of such building to the Company (if incurred pursuant to the sales contract between such seller and the Company) or a successor to the Company; provided, that:

(1) if an integrated operation is contained in such building or structure before its acquisition by Company, expenditures incurred to rehabilitate existing equipment or to replace existing equipment with equipment having substantially the same function is treated as incurred in connection with the rehabilitation of such building or structure; and

(2) notwithstanding the foregoing, the term “Rehabilitation Expenditure” does not include any expenditure:

(a) with respect to which the method and period of depreciation is other than the straight line method over a period determined under Section 168(c) or (g) of the Code, unless the alternative depreciation system of Section 168(g) of the Code applies to such expenditure by reason of Section 168(g)(1)(B) or (C) of the Code;

(b) for the cost of acquiring any building or interest therein;

(c) attributable to enlargement of an existing building;

(d) attributable to the rehabilitation of a certified historic structure or a building in a registered historic district, unless either the rehabilitation is a certified rehabilitation or, with respect to a building other than a certified historic structure, the Secretary of the Interior has certified to the Secretary of the Treasury that the building is not of historic significance to the district (all terms used in this paragraph (d) have the meanings assigned in Section 47(c)(2)(B) of the Code);

(e) allocable to the portion of such building which is, or may reasonably be expected to be, tax-exempt use property within the meaning of Section 168(h) of the Code; or

(f) by a lessee of such building.

“Related Person” shall have the meaning set forth in Section 144(a)(3) of the Code and shall include (to the extent there provided) any parent, subsidiary, affiliated corporation or unincorporated enterprise, majority shareholder and commonly owned entity.

“Resolutions” means the resolutions of the Issuer approving and authorizing the Bonds, the Indenture and this Agreement.

“Unassigned Issuer’s Rights” means all of the rights of the Issuer to receive Additional Payments under Section 3.3, to be held harmless and indemnified under Section 4.10, to be reimbursed for attorney’s fees and expenses under Section 6.4, and to give or withhold consent to or approval of amendments, modifications, termination or assignment of this Agreement, or sale, transfer, assignment, lease (or assignment of lease) or other disposal of the Project Facilities, under Section 4.1, Section 4.2, Section 4.4, Section 7.5 and Section 7.9.

Section 1.3 Company Representations. The Company represents as of the date hereof that:

(a) It is a limited liability company duly formed and validly existing under the laws of the State of Delaware, is duly qualified to do business in the Commonwealth of Pennsylvania, and has requisite power and legal right to enter into this Agreement and perform its obligations hereunder. The making and performance of this Agreement on the part of the Company have been duly authorized by all necessary corporate action.

(b) The Project Facilities will abate, reduce, remediate or aid in the prevention, control, collection, treatment, disposal or monitoring of solid waste and other pollutants and will facilitate compliance with the environmental requirements of federal, state or local agencies exercising jurisdiction thereover.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation or breach of, or a default under, the Company’s certificate of formation or LLC operating agreement, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its property is bound.

(d) This Agreement and the Note have been duly authorized, executed and delivered by the Company and are valid instruments legally binding upon the Company (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, by general equitable proceedings (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith, fair dealing and reasonableness).

(e) The Company is not a Disqualified Contractor.

(f) The Project Facilities will promote the public purposes of the Act and will not cause, directly or indirectly, the removal, either in whole or in part, of a plant, facility or establishment from one area of the Commonwealth of Pennsylvania to another. The Project Facilities are located within the boundaries of the county, city, town, borough or township which organized the Local Entity

(or within the boundaries of the county in which such city, town, borough or township is located or in which such Local Entity is certified by the Pennsylvania Industrial Development Authority to act as an industrial development agency as defined in the Act).

(g) The Company has acquired or will acquire before they are needed all permits and licenses including, without limitation, all required environmental permits or approvals, and has satisfied or will satisfy other requirements necessary, for the acquisition, construction, installation and/or operation of the Project Facilities. The Project Facilities are a project within the meaning of the Act and will be operated as such.

(h) The Company presently intends to use or operate or cause to be used or operated the Project Facilities in a manner consistent with the Act until the date on which the Bonds have been fully paid and knows of no reason why the Project Facilities will not be so used or operated.

(i) The information furnished by the Company and used by the Issuer in preparing the arbitrage certificate pursuant to Section 148 of the Code and information statement pursuant to Section 149(e) of the Code is accurate and complete as of the Issue Date.

(j) The proceeds of the Bonds will not exceed the Project Costs.

(k) The costs of issuance financed with proceeds of the Bonds, including any bond discount on the sale of the Bonds will not exceed 2% of the proceeds of the Bonds.

(l) No costs of the Project Facilities to be financed with the proceeds of the Bonds, except for certain preliminary costs such as architectural, engineering, surveying, soil testing and similar costs incurred before the start of construction of the Project Facilities, have been paid by or on behalf of the Company, the Affiliates or any Related Person more than 60 days prior to the date of the Project Facilities Approval.

Section 1.4 Issuer Findings and Representations. The Issuer hereby confirms its findings and represents that:

(a) The Issuer is a public body corporate and politic established in the Commonwealth of Pennsylvania pursuant to the laws of the Commonwealth of Pennsylvania (including the Act). Under the Act, the Issuer has the power to enter into the Indenture, the Purchase Agreement and this Agreement and to carry out its obligations thereunder and to issue the Bonds to finance the Project Facilities.

(b) By adoption of the Resolutions at one or more duly convened meetings of the Issuer at which a quorum was present and acting throughout, the Issuer has duly authorized the execution and delivery of the Indenture, the Purchase Agreement and this Agreement and performance of its obligations thereunder and the issuance of the Bonds. Simultaneously with the execution and delivery of this Agreement, the Issuer has duly executed and delivered the Indenture and issued and sold the Bonds.

(c) Based on representations and information furnished to the Issuer by or on behalf of the Company and the Local Entity, the Issuer has found that the Company is qualified to be a beneficiary of financing provided by the Issuer pursuant to the Act.

(d) Based on representations and information furnished to the Issuer by or on behalf of the Company, the Issuer has found that the Project Facilities (i) will promote the public purposes of the Act, (ii) are located within the boundaries of the Commonwealth of Pennsylvania and within the boundaries of the county, city, town, borough or township which organized the Local Entity (or within the boundaries of the county in which such city, town, borough or township is located or in which such Local Entity is certified by The Pennsylvania Industrial Development Authority to act as an industrial development agency as defined in the Act), and (iii) will constitute a project within the meaning of the Act.

(e) The Issuer has filed a Preliminary Allocation Request (“PAR”) for purposes of receiving an allocation of the tax-exempt bond authority of the Commonwealth of Pennsylvania and has received approval of the PAR from the Pennsylvania Department of Community and Economic Development (the “Department”), certifying approval of such allocation for the Project Facilities as required by Section 146 of the Code. The Issuer will simultaneously with the issuance of the Bonds deliver a Final Allocation Request to the Department to obtain a final confirmation of such allocation.

(f) The Project Facilities have been approved (1) by the Local Entity, as required by the Act, (2) by the Pennsylvania Secretary of Community and Economic Development, as required by the Act, (3) by the Governor or Lieutenant Governor of the Commonwealth of Pennsylvania as the “applicable elected representative”, as that term is defined under the Code, after a public hearing held upon reasonable notice, as required by the Code, and (4) by the Issuer by adoption of the Resolutions, as required by the Act.

(g) The Issuer has not and will not pledge the income and revenues derived from this Agreement other than pursuant to and as set forth in the Indenture.

II. The Project Facilities.

Section 2.1 Acquisition of Project Facilities. The Company (a) has or will have acquired, constructed, installed and equipped the Project Facilities substantially in all material respects in accordance with the description thereof in Exhibit A attached hereto and applicable law, (b) has procured or caused to be procured or will procure or cause to be procured all permits and licenses necessary for the prosecution of any and all work on the Project Facilities, and (c) has paid or will pay when due all costs and expenses incurred in connection with such acquisition, construction, installation, equipping and improvement from funds made available therefor in accordance with this Agreement or otherwise. It is understood the Company owns or will own or leases or will lease the Project Facilities and that any contracts made by the Company with respect thereto and any work to be done by the Company on the Project Facilities are made or done by the Company, as applicable, on its own behalf and not as agent or contractor for the Issuer.

Section 2.2 Additions and Changes to Project Facilities. Subject to the provisions of Section 4.11 and Section 4.12, the Company may, at its option and at its own cost and expense, at any time and from time to time, revise the description of the Project Facilities in Exhibit A attached hereto and/or make such additions, deletions and changes to the Project Facilities as it, in its discretion, may deem to be desirable for its uses and purposes, provided that (i) any such additions and changes shall, when made, constitute part of the Project Facilities for purposes of this Agreement, (ii) the Company shall supplement the information contained in Exhibit A attached hereto by filing with the Issuer and the Trustee such supplemental information as is necessary to reflect such additions, deletions and changes so that the Issuer will be reasonably able to ascertain the nature and cost of the facilities included in the Project Facilities and covered by this Agreement, (iii) such additions, deletions and changes will not result in a Misuse of Bond Proceeds, and (iv) if an addition, deletion or change is substantial in relation to the Project Facilities, the Company shall have first obtained and filed with the Issuer and the Trustee an opinion of Bond Counsel to the effect that such addition, deletion or change is authorized or permitted under the Act and will not adversely affect the exclusion from gross income of interest on the Bonds under the Code. In any case, the Company shall obtain the Issuer’s approval of the addition to the Project Facilities of any material changes to the proposed facilities or any other material changes not generally described or contemplated in Exhibit A attached hereto on the date of delivery of this Agreement, which approval shall not be unreasonably withheld, and the Company shall delete any facilities from the Project Facilities if such deletion is necessary to avoid a Misuse of Bond Proceeds or to maintain the exclusion from gross income of interest on the Bonds under the Code.

Section 2.3 Issuance of Bonds; Application of Proceeds. To provide funds to make the Loan for purposes of paying Project Costs, the Issuer will issue the Bonds in the aggregate principal amount of $235,000,000. The Bonds will be issued pursuant to the Indenture and will bear interest, mature and be subject to redemption all as set forth therein. The Company hereby approves the terms and conditions of the Indenture and the Bonds, and the terms and conditions under which the Bonds will be issued, sold and delivered.

The proceeds from the sale of the Bonds (including any bond discount) shall be loaned to the Company pursuant to Section 3.1 and such proceeds (net of any bond discount) shall be paid over to the Trustee for deposit in the Project Fund as provided in the Indenture. Pending disbursement pursuant to Section 2.4, the proceeds of the Bonds so deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Trust Estate and shall be subject to the lien of the Indenture pursuant to the granting clauses therein as security for the obligations described in such granting clauses, and to such end the Company hereby grants to the Trustee as security for such obligations a security interest in all of the Company’s right, title and interest in and to the Project Fund.

Section 2.4 Disbursements from Project Fund. Subject to the provisions below, disbursements from the Project Fund shall be made to reimburse or pay the Company, another Affiliate or any Person designated by the Company, for Project Costs. The Company agrees that the sums so disbursed from the Project Fund will be used only for the payment of Project Costs, and will not be used for any other purpose.

Any disbursements from the Project Fund for the payment of the Project Costs shall be made by the Trustee only upon the written order of an Authorized Representative of the Company delivered to the Trustee. Each such written order shall be substantially in the form of the disbursement request attached hereto as Exhibit B and shall be consecutively numbered and accompanied by a statement in reasonable detail listing the Project Costs to be paid to any contractors, materialmen or suppliers or incurred by the Company for which it is to be reimbursed. Any disbursement for any item which is inconsistent with the information statement filed by the Issuer in connection with the issuance of the Bonds as required by Section 149(e) of the Code, shall be accompanied by an opinion of a Bond Counsel to the effect that such disbursement will not result in the interest on the Bonds becoming included in the gross income of the holders thereof for federal income tax purposes. In case any contract provides for the retention by the Company of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of any such portion, and only when that retained amount is due and payable, may it be paid from the Project Fund.

Section 2.5 Company Required to Pay Costs in Event Project Fund Insufficient. If moneys in the Project Fund are not sufficient to reimburse the Company for all Project Costs, the Company will not be entitled to any reimbursement for excess expense from the Issuer, the Trustee or any Bondholder; nor shall the Company be entitled to any abatement, diminution or postponement of the Loan Payments.

Section 2.6 Completion. When the Company certifies to the Trustee and the Issuer that the Project Facilities have been completed, any amount then remaining in the Project Fund shall be reduced to cash and delivered by the Trustee in accordance with the provisions of the Indenture.

Section 2.7 Investment and Use of Fund Moneys. At the written request of an Authorized Representative of the Company, any moneys held as part of the Bond Fund (except moneys representing principal of, or premium, if any, or interest on, any Bonds which are deemed paid under Section 16.01 of the Indenture) or the Project Fund shall be invested or reinvested by the Trustee as provided in Section 8.02 of the Indenture. The Issuer and the Company each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Bonds, so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

Any Authorized Representative of the Issuer having responsibility for issuing the Bonds is authorized and directed, alone or in conjunction with an Authorized Representative of the Company and/or any other officer, partner, employee or agent of or consultant to the Issuer or the Company, to give an appropriate certificate of the Issuer pursuant to Section 148 of the Code, for inclusion in the transcript of proceedings for the issuance of the Bonds, setting forth the reasonable expectations of the Issuer regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based, all as of the Issue Date. The Company shall provide the Issuer with, and the Issuer’s certificate may be based on, a certificate of the Authorized Representative of the Company or other appropriate officer, partner, employee or agent of or consultant to the Company setting forth the reasonable expectations of the Company on the Issue Date regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which they are based.

Section 2.8 Rebate Fund. The Company agrees to make such payments to the Trustee as are required of the Company under Section 6.05 of the Indenture. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture.

III. Loan By Issuer; Loan Payments; Other Payments

Section 3.1 Loan by Issuer. Upon the terms and conditions of this Agreement, the Issuer will make the Loan to the Company on the Issue Date in a principal amount equal to the aggregate principal amount of the Bonds. The Loan shall be deemed fully advanced upon deposit of the proceeds of the Bonds (net of any bond discount) in the Bond Fund and the Project Fund pursuant to Section 2.3.

Section 3.2 Loan Payments. In consideration of the issuance, sale and delivery of the Bonds by the Issuer, the Company hereby agrees to pay to the Trustee for the account of the Issuer Loan Payments in such amounts and manner so as to enable the Trustee to make payment of the principal of, premium, if any, on and accrued interest on the Bonds as the same shall become due and payable whether by acceleration, redemption or otherwise in accordance with the terms of the Indenture; provided, however, that the obligation of the Company to make any Loan Payments hereunder shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Issuer thereunder in respect of the principal of or premium or interest on the Bonds and shall be reduced to the extent that other moneys on deposit with the Trustee are available for such purpose and a credit in respect thereof has been granted pursuant to the Indenture. Pursuant to the Indenture, the Issuer directs the Trustee to apply such Loan Payments in the manner provided in the Indenture. Whenever payment or provision for payment has been made in respect of the principal or redemption price of and interest on all of the Bonds, the Loan Payments shall be deemed paid in full.

The obligation of the Company to make the Loan Payments directly to the Trustee, as the assignee of the Issuer under the Indenture, shall be evidenced by the Company’s Note substantially in the form of Exhibit C hereto, which shall be delivered concurrently with the delivery by the Issuer of the Bonds.

Section 3.3 Additional Payments. The Company shall pay as Additional Payments hereunder: (a) to the Issuer, the Issuer’s Fee on the Issue Date and any and all costs and expenses (including reasonable legal fees and expenses) incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture or any amendment thereof, supplement thereto or consent or waiver thereunder, including without limitation any annual charge made by a rating agency to maintain a rating on the Bonds; (b) to the Local Entity, the Local Entity’s fee on the Issue Date and any and all costs and expenses incurred or to be paid by the Local Entity in connection with the Project Facilities; and (c) to the Trustee, the reasonable fees, charges and expenses of the Trustee and its agents (including reasonable legal fees and expenses) for acting as such under the Indenture.

Section 3.4 Obligations Unconditional. The obligations of the Company to make Loan Payments and Additional Payments shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including without limitation any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other Person, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required of the Company hereunder will be paid in full when due without any delay or diminution whatsoever. Loan Payments required to be paid by or on behalf of the Company hereunder shall be received by the Issuer or the Trustee as net sums and the Company agrees to pay or cause to be paid all charges against or which might diminish such net sums.

Section 3.5 Assignment of Issuer’s Rights. To secure the payment of the Debt Service, the Issuer shall pledge and assign to the Trustee all the Issuer’s rights in, to and under this Agreement (except for the Unassigned Issuer’s Rights), the Revenues and the other property comprising the Trust Estate. The Company consents to such pledge and assignment and agrees to make or cause to be made Loan Payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Trustee. Whenever the Company is required to obtain the consent of the Issuer hereunder, the Company shall also obtain the consent of the Trustee; provided that, except as otherwise expressly stipulated herein or in the Indenture, the Company shall not be required to obtain the Trustee’s consent with respect to the Unassigned Issuer’s Rights.

IV. Additional Covenants Of Company

Section 4.1 Maintenance of Existence. So long as the Bonds are Outstanding, the Company will maintain its existence and its qualification to do business in Pennsylvania, except that it may (with the consent of the Issuer, which consent shall not be unreasonably withheld) dissolve or otherwise dispose of all or substantially all of its assets and may consolidate with or merge into any other entity or permit one or more entities to consolidate or merge into it so long as (i) the surviving, resulting or transferee entity, if other than the Company, assumes in writing all of the obligations of the Company hereunder and under the Note and is an entity organized under the laws of one of the states of the United States of America, is duly qualified to do business in Pennsylvania and is not a Disqualified Contractor, (ii) immediately thereafter neither the Company nor its successor will be in default under this Agreement or the Note and (iii) the provisions of Section 7.9 are satisfied.

Section 4.2 Compliance with Laws; Commencement and Continuation of Operations at Project Facilities; No Sale, Removal or Demolition of Project Facilities; Maintenance of Employment.

(a) The Company will acquire, construct and install the Project Facilities and will operate and maintain or cause to be operated and maintained the Project Facilities in such manner as to comply with the Act and to comply in all material respects with all applicable requirements of federal, state and local laws and the regulations, rules and orders of any federal, state or local agency, board, commission or court having jurisdiction over the Project Facilities or the operation thereof, including without limitation applicable zoning, planning, building and environmental laws, regulations, rules and orders; provided that the Company shall be deemed in compliance with this Section so long as it is contesting in good faith any such requirement by appropriate legal proceedings.

(b) The Company shall not cause, permit or suffer to exist a Misuse of Bond Proceeds.

(c) The Company (or its lessee permitted by Section 4.4 or successor permitted by Section 4.1) shall complete the Project Facilities (except for immaterial items), commence operation of the Project Facilities within three years from the Issue Date and operate or cause to be operated the Plant throughout the term of this Agreement.

(d) The Company shall not permit the Project Facilities or any material portion thereof to be sold, transferred or otherwise disposed of (other than as permitted by Section 4.1 and Section 4.4), or undertake or permit the demolition or removal of the Project Facilities or any material portion thereof, without the prior written consent of the Issuer; provided that the Company shall be permitted (i) to sell, transfer, assign or otherwise dispose of or remove all or any portion of the Project Facilities which are obsolete, retired or replaced in the ordinary course of business; and (ii) to demolish or remove a portion of the Project Facilities, in each case if the Company shall have first obtained an opinion of Bond Counsel to the effect that such demolition or removal is authorized or permitted under the Act and will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

(e) The Company shall not assign its interest under this Agreement in violation of Section 7.9.

(f) The Company shall use its best efforts to require affiliated entities to maintain at least 50% of the employment levels stated in the Local Entity’s application to the Issuer on behalf of the Company pursuant to which the Bonds are issued or shall seek a waiver of this requirement from the Pennsylvania Department of Community and Economic Development.

Section 4.3 Right of Inspection. Subject to reasonable security and safety regulations and upon reasonable advance, written notice, the Issuer and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project Facilities.

Section 4.4 Lease by Company. The Company may, subject to the provisions of Section 4.11 and Section 4.12, lease the Project Facilities, in whole or in part, to one or more Persons, provided that:

(a) No such lease shall relieve the Company from its obligations under this Agreement or the Indenture;

(b) In connection with any such lease the Company shall retain such rights and interests as will permit it to comply with its obligations under this Agreement and the Indenture;

(c) No such lease shall impair materially the accomplishment of the purposes of the Act to be accomplished by operation of the Project Facilities as herein provided;

(d) Any such lease shall require the lessee to operate the Project Facilities as a “project” under the Act as long as the Bonds are Outstanding;

(e) In the case of a lease to a new lessee or an assignment of an existing lease to a new lessee of substantially all of the Project Facilities, (i) such new lessee shall not be a Disqualified Contractor and (ii) unless the new lessee is an affiliate of the Company, such new lessee shall have been approved by the Issuer (such approval not to be unreasonably withheld); and

(f) Any lessees under any such leases, including any leases in force on the date of issuance of the Bonds, shall be subject to the applicable terms and conditions of Section 4.12.

Section 4.5 Financial Statements; Books and Records. The Company shall prepare or have prepared financial statements in accordance with generally accepted accounting principles and shall keep true and proper books of records and accounts in which full and correct entries are made of all its business transactions. Copies of such financial statements shall be provided to the Issuer and the Trustee promptly upon request.

Section 4.6 Taxes, Other Governmental Charges and Utility Charges. The Company shall pay, or cause to be paid before the same become delinquent, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project Facilities, including any equipment or related property installed or brought by the Company therein or thereon, and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project Facilities; provided that with respect to special assessments or other governmental charges that lawfully may be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term hereof. The Company may, at its expense, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom. The Company shall also comply in all material respects at its own cost and expense with all notices received from public authorities with respect to the Project Facilities, subject to the Company’s right to contest such notices in good faith.

Section 4.7 Insurance. The Company shall at its own cost and expense obtain or cause to be obtained insurance policies against such risks, and in such amounts, as are customarily insured against by entities owning facilities of like size and type to the Project Facilities, paying, as the same become due and payable, all premiums in respect thereof; provided that the Company may self-insure in such amounts and against such risks as the Company shall deem reasonable and prudent.

Section 4.8 Damage to or Condemnation of Project Facilities. In the event of damage, destruction or condemnation of part or all of the Project Facilities or the Plant such that the Company has the right to call the Bonds for extraordinary optional redemption pursuant to Section 5.2, the Company shall be obligated to either: (i) restore the Project Facilities or the Plant, as the case may be to the extent necessary to ensure the continued character of the Project Facilities as solid waste disposal facilities, or (ii) if permitted by the terms of the Bonds, direct the Issuer to call the Bonds for redemption as set forth in Section 5.2. Damage to, destruction of or condemnation of all or a portion of the Project Facilities shall not terminate this Agreement or cause any abatement of or reduction in the payments to be made by the Company under this Agreement.

Section 4.9 Misuse of Bond Proceeds; Litigation Notice. The Company shall give the Issuer and the Trustee prompt written notice of any Misuse of Bond Proceeds or action, suit or proceeding pending or threatened against it at law or in equity, or before any governmental instrumentality or agency, which, if adversely determined, would materially impair the right of the Company to carry on the business which is contemplated in connection with the Project Facilities or would materially and adversely affect its business, operations, properties, assets or condition.

Section 4.10 Indemnification. The Company will indemnify and hold harmless the Issuer, the Trustee and each member, director, officer, employee, attorney and agent of the Issuer or the Trustee for and against any and all claims, losses, damages or liabilities (including the costs and expenses of defending against any such claims) to which the Issuer or the Trustee or any member, director, officer, employee or agent of the Issuer or the Trustee may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise directly or indirectly out of (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project Facilities; (b) any breach or default on the part of the Company in the performance of any covenant or agreement of the Company under this Agreement or the Note or any related document, or arising from any act or failure to act by the Company or any of its agents, contractors, servants, employees or licensees; (c) the authorization, issuance and sale of the Bonds, or the provision of any information or certification furnished in connection therewith concerning the Bonds, the Project Facilities or the Company (including, without limitation, any information furnished by the Company for inclusion in any certification made by the Issuer or for inclusion in, or as a basis for preparation of, the information statements furnished by the Issuer and any information or certification obtained from the Company) to assure the exclusion of the interest on the Bonds from the gross income of the holders thereof for federal income tax purposes; (d) the Company’s failure to comply with any requirements of this Agreement pertaining to compliance with the Code to assure such exclusion of the interest or the provisions set forth in Section 4.11 and Section 4.12; (e) any failure by the Company to comply with the provisions of the Act; and (f) any claim, action or proceeding brought with respect to any matter set forth in clause (a), (b), (c), (d) or (e) above.

The Company will indemnify and hold the Trustee and its directors, officers, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket expenses, incidental expenses, reasonable legal fees and expenses, and the reasonable costs and expenses of defending against any such claim (“Losses”) that may be imposed on, incurred by or asserted against, the Indemnitees or any of them for following any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Agreement, the Bonds, the Note or the Indenture. In addition to and not in limitation of the immediately preceding sentence, the Company also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under this Agreement, the Bonds or the Indenture, or in collecting under the Note, except in any case as a result of the gross negligence, willful misconduct or bad faith of the Trustee.

In case any action or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Company, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless (and then only to the extent) that failure prejudices the defense of the action or proceeding by the Company. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Issuer or the Trustee, as the case may be, will cooperate with the Company, at the Company’s expense, with respect to its assumption of the defense of any such action or proceeding, and will take such reasonable actions as are requested of it by the Company, at the Company’s expense, in connection therewith. Company shall not be liable for any settlement made without its consent, which shall not be unreasonably withheld. The Company shall not approve any settlement involving the Trustee without the Trustee’s prior written consent, which shall not be unreasonably withheld.

The indemnification set forth above is intended to and shall (i) include the indemnification of all affected directors, officers, agents and employees of the Issuer and the Trustee, respectively, and (ii) be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law.

The provisions of this Section shall survive the termination of this Agreement and the Indenture, payment or defeasance of the Bonds and the removal or resignation of the Trustee in accordance with the Indenture for any reason.

Section 4.11 Tax Covenants of Company and Issuer. The Company covenants and represents that it will at all times do and perform all acts and things necessary or desirable and within its reasonable control in order to assure that interest paid on the Bonds shall not be includable in the gross income of any holder thereof for federal income tax purposes, unless such holder is a “substantial user” of the Project Facilities or a “related person” of such a user within the meaning of Section 147(a) of the Code. The Company also covenants and represents that it shall not take or omit to take, or permit to be taken on its behalf, any actions which, if taken or omitted, would adversely affect the excludability from the gross income of the holder of interest paid on the Bonds for federal income tax purposes. The Issuer and the Company mutually covenant for the benefit of the Bondholders that they will not use the proceeds of the Bonds, any moneys derived, directly or indirectly, from the use or investment thereof or any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) in a manner which would cause the Bonds to be treated as “arbitrage bonds” within the meaning of Section 148 of the Code.

Section 4.12 Further Tax Covenants of Company. The Company further represents and covenants as follows:

(a) Action to Maintain Tax-Exempt Status. The Company will take such actions as shall be necessary or desirable, from time to time and within its reasonable control, to cause all of the representations and warranties in this Section to remain true and correct during such periods as shall be necessary to maintain the exclusion of interest paid on the Bonds from the gross income of the holders thereof for federal income tax purposes (other than a holder who is a “substantial user” of the Project Facilities or a “related person” as those terms are used in Section 147(a) of the Code), pursuant to the requirements of the Code.

(b) Operation as Solid Waste Disposal Facilities. As long as the Company (or its lessee or transferee) is required to operate or cause to be operated the Project Facilities under Section 4.2, the Company (or its lessee or transferee) shall operate or cause to be operated the Project Facilities as “solid waste disposal facilities” within the meaning of Section 142(a)(6) of the Code.

(c) Ninety-five Percent Capital Costs Test. The Company will spend not less than 95% of the net proceeds of the Bonds for capital costs of land or property of a character subject to allowance for depreciation under Section 167 of the Code and constituting “solid waste disposal facilities” for purposes of Section 142(a)(6) of the Code.

(d) Land Acquisition Limitation. The Company will not use, directly or indirectly, 25% or more of the net proceeds of the Bonds for the acquisition of land or an interest therein.

(e) Existing Facility and Rehabilitation Limitations. The Company will not use any proceeds of the Bonds to acquire any property of which the Company would not be the first user, except as permitted by the next sentence. If any proceeds of the Bonds are used to acquire (i) an existing building, (ii) an existing building and equipment thereof, (iii) an existing structure (other than a building), or (iv) an existing structure and equipment thereof, then the Company will, within two years of the later of the Issue Date or the date the Company acquires such building or structure, incur Rehabilitation Expenditures in an amount at least equal to (x) 15% of the portion of the cost of acquiring all existing buildings and equipment thereof which is financed with net proceeds of the Bonds, plus (y) 100% of the portion of the cost of acquiring all existing structures (other than a building) and equipment thereof which is financed with net proceeds of the Bonds.

(f) Limitation on Financing Certain Facilities. The Company will not use more than 25% of the net proceeds of the Bonds to provide any portion of the Project Facilities the primary purpose of which is to provide retail food or beverage services (exclusive of grocery stores), automobile sales or services, or the provision of recreation or entertainment.

(g) Prohibition on Financing Certain Facilities. The Company will not use any portion of the proceeds of the Bonds to provide any portion of the Project Facilities to be used for a private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack. The Company will not use any proceeds of the Bonds to provide any airplane, any sky box or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(h) Lease or Transfer of Project Facilities. In connection with any lease or transfer by the Company of the Project Facilities financed with Bond proceeds, the Company will require that the lessee or transferee and all Related Persons with respect to such lessee or transferee will not violate the covenants set forth in this Section.

(i) Bond Maturity Limitation. The average maturity of the Bonds, as determined pursuant to Section 147(b) of the Code, will not exceed 120% of the average reasonably expected economic life of the property financed with the proceeds of the Bonds, disregarding land.

(j) Nonpurpose Investments. After the expiration of any applicable temporary period under Section 148(c) of the Code, not more than the lesser of 5% of the proceeds of the Bonds or $100,000 (in addition to the amounts allowed under Sections 148(c) and (d) of the Code and subject to the yield adjustment provisions of Treasury Regulations §1.148-5(C)) of the proceeds of the Bonds will be invested in higher yielding investments.

At no time will any funds constituting gross proceeds of the Bonds be used to acquire investments at other than fair market value within the meaning of the applicable Treasury Regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code. Investments or deposits in certificates of deposit or pursuant to investment contracts shall not be made without compliance, at or prior to such investment or deposit, with the requirements of Treasury Regulations Section 1.148-5(d)(6)(ii) and (iii), respectively, or with any successor provisions thereto.

The terms “proceeds”, “gross proceeds”, and “higher yielding investments” have the meanings assigned to them for purposes of Section 148 of the Code.

(k) Notice. The Company shall provide a written statement signed by its Authorized Representative to the Issuer and the Trustee reasonably promptly upon the Company’s becoming aware of a violation of any of the covenants set forth in this Section, setting forth in detail the facts, nature and scope of such violation.

(l) Arbitrage Rebate. As required by Section 2.8, the Company will pay to or for the account of the Issuer all amounts needed to comply with the requirements of Section 148 of the Code, concerning arbitrage bonds, including Section 148(f), which requires generally a rebate payment to the United States of America of arbitrage profit from investment of the proceeds of the Bonds in obligations other than tax-exempt obligations. The obligation of the Company to make such payments is unconditional and is not limited to funds representing the proceeds of the Bonds or income from the investment thereof or any other particular source.

Section 4.13 Nondiscrimination/Sexual Harassment Clause. The Company hereby accepts and agrees to be bound by the standard Nondiscrimination/Sexual Harassment Clause set forth in Exhibit D attached hereto. For purposes of such Nondiscrimination/Sexual Harassment Clause, the parties hereto understand that (i) this Agreement is the “contract” and (ii) there is no subcontractor for the performance of the Company’s obligations under this Agreement.

Section 4.14 Right-to-Know. The Company hereby accepts and agrees to be bound by the Right-to-Know provisions as set forth in Exhibit E hereto.

V. Redemption of Bonds

Section 5.1 Optional Redemption. At any time and from time to time, the Company may deliver or cause to be delivered Loan Payments to the Trustee in addition to the scheduled Loan Payments required to be made under Section 3.2 and direct the Trustee in writing to use the Loan Payments so delivered for the purpose of calling Bonds for optional redemption in accordance with the applicable provisions of the Indenture and redeeming such Bonds at the redemption price stated in the Indenture. Such Loan Payments shall be held and applied as provided in Section 6.02 of the Indenture and delivery thereof shall not operate to abate or postpone Loan Payments otherwise becoming due or to alter or suspend any other obligations of the Company under this Agreement. Whenever the Bonds are subject to optional redemption pursuant to the Indenture, the Issuer will, but only upon direction of the Company, direct the Trustee in writing to call the same for redemption as provided in the Indenture.

Section 5.2 Extraordinary Optional Redemption. The Company shall have, subject to the conditions hereinafter imposed, the option to direct the redemption of the Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

(a) any federal, state or local body exercising governmental or judicial authority has taken any action which results in the imposition of burdens or liabilities with respect to the Project Facilities, or any facilities serviced thereby, rendering impracticable or uneconomical in the sole judgment of the Company the operation of all or a substantial portion of the Project Facilities (or the facilities serviced thereby) by the Company, including, without limitation, the condemnation or taking by eminent domain of all or a substantial portion of the Project Facilities or any facilities serviced thereby; or

(b) changes in the economic availability of raw materials, operating supplies, or facilities or technological or other changes have made the continued operation of all or a substantial portion of the Project Facilities, or the operation of the facilities serviced thereby, uneconomical in the sole judgment of the Company; or

(c) all or a substantial portion of the Project Facilities have been damaged or destroyed to such an extent that it is not practicable or desirable to rebuild, repair or restore the Project Facilities; or

(d) as a result of any changes in the Constitution of the Commonwealth of Pennsylvania or the Constitution of the United States of America or by legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) after any contest thereof by the Company in good faith, the Indenture, the Agreement, the Note or the Bonds shall become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in the Indenture or the Agreement; or

(e) any court or administrative body shall enter a judgment, order or decree, or shall take administrative action, requiring the Company to cease all or any substantial part of its operations served by the Project Facilities to such extent that the Company is or will be prevented from carrying on its normal operations at the facilities being served by such Project Facilities for a period of at least six consecutive months; or

(f) the Company permanently has terminated operations at the Project Facilities.

To exercise such option, the Company shall, within 90 days following the event giving rise to the exercise of that option, or at any time during the continuation of the condition referred to in clause (b) above, give written notice to the Issuer and the Trustee specifying the date on which the Company will deliver the funds required for such redemption, which date shall be not more than 90 days from the date such notice is mailed and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

The amount payable by the Company in the event of its exercise of the option granted in this Section shall be the sum of (i) an amount of money which, when added to the moneys and investments held to the credit of the Bond Fund, will be sufficient to pay, or provide for the payment of, the redemption price of Bonds on the redemption date, such amount to be paid to the Trustee, plus (ii) an amount of money equal to the Additional Payments accrued and to accrue until actual final payment and redemption of the Bonds, such amount or applicable portions thereof to be paid to the Trustee or to the Persons to whom those Additional Payments are or will be due. The requirement of clause (ii) above with respect to Additional Payments to accrue may be met if provisions satisfactory to the Trustee and the Issuer are made for paying those amounts as they accrue.

Section 5.3 Special Mandatory Redemption. The Company shall deliver or cause to be delivered to the Trustee the moneys needed to redeem the Bonds in accordance with the special mandatory redemption provisions set forth in the Bonds and the Indenture. Whenever the Bonds are subject to special mandatory redemption pursuant to the Indenture, the Company will cooperate with the Issuer and the Trustee in effecting such redemption.

Section 5.4 Actions by Issuer. At the request of the Company or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article.

VI. Events Of Default And Remedies

Section 6.1 Events of Default. Each of the following shall be an Event of Default:

(a) Failure by the Company to make or cause to be made any Loan Payment in the amount and on or prior to the time necessary to enable the Trustee to pay the corresponding principal of and premium, if any, and interest on the Bonds on or prior to the date on which such payment by the Trustee is due and payable;

(b) Failure by the Company to observe and perform any other agreement, term or condition contained in this Agreement or the Note and continuation of such failure for a period of 60 days after written notice specifying such failure and requesting that it be remedied has been given to the Company by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute an Event of Default so long as the Company institutes curative action within the applicable period and diligently pursues such action to completion;

(c) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, or (ii) admit in writing its inability to pay its debts generally as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) be adjudicated a bankrupt or insolvent, or (v) commence a voluntary case under the United States Bankruptcy Code, or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief, or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or corporate action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) have instituted against it, without the application, approval or consent of the Company, a proceeding in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Company an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or of all or any substantial part of their assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) remain unvacated, undismissed and undischarged for a period of 90 days;

(d) Any representation or warranty made by the Company herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this Agreement shall at any time prove to have been false or misleading in any material respect when made or given; and

(e) For any reason the Bonds are declared due and payable by acceleration in accordance with Section 9.02 of the Indenture.

The declaration of an Event of Default under paragraph (e) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

Section 6.2 Remedies on Default.

(a) Whenever an Event of Default shall have happened and be subsisting uncured, any one or more of the following remedial steps may be taken:

(1) If acceleration of the principal amount of the Bonds has been declared pursuant to Section 9.02 of the Indenture, the Trustee, by notice in writing to the Company, shall declare all Loan Payments and amounts due on the Note to be immediately due and payable, whereupon the same shall become immediately due and payable; and

(2) The Issuer or the Trustee may pursue any and all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or to enforce the performance and observance of any other obligation or agreement of the Company under this Agreement and the Note.

(b) The Company covenants that, in case it shall fail to pay or cause to be paid any Loan Payments as and when the same shall become due and payable whether at maturity or by acceleration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee the whole amount that then shall have become due and payable hereunder; and, in addition thereto, such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including a reasonable compensation to the Trustee, its agents and counsel, and any expenses or liabilities incurred by the Issuer or the Trustee, including counsel fees and expenses. In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid.

(c) In case there shall be pending proceedings for the bankruptcy or reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the benefit of the creditors or the property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount due hereunder, including interest owing and unpaid in respect thereof, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Issuer or the Trustee, and to pay to the Issuer or the Trustee any amount due it for compensation and expenses, including counsel fees and expenses incurred by it up to the date of such distribution.

(d) Notwithstanding the foregoing, the Trustee shall not be obligated to take any step which in its opinion will or might cause it to expend money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Trustee at no cost or expense to the Trustee. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Debt Service collected pursuant to action taken under this Section shall, after the deduction of the Trustee’s charges and expenses, be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 5.02(d) of the Indenture for transfers of remaining amounts in the Bond Fund.

(e) The provisions of this Section are subject to the further limitation that the annulment by the Trustee of its declaration pursuant to Section 9.02 of the Indenture that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to Section 6.2(a)(1); provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

Section 6.3 Remedies Not Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, including without limitation the remedies provided in the Act, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

Section 6.4 Payment of Legal Fees and Expenses. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including reasonable attorneys’ fees and expenses, in connection with the enforcement of this Agreement, the Indenture, the Note or the collection of sums due hereunder or thereunder, the Company shall reimburse the Issuer and the Trustee, as applicable, for the expenses so incurred, upon demand.

Section 6.5 No Waiver. No failure by the Issuer or the Trustee to insist upon the strict performance by the Company of any provision hereof or of the Note shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

The Trustee shall not waive an Event of Default under Section 6.1(f) without the prior written consent of the Issuer.

Section 6.6 Notice of Default. The Company shall immediately notify the Trustee and the Issuer in writing if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

VII. Miscellaneous

Section 7.1 Term of Agreement. This Agreement shall be and remain in full force and effect from the Issue Date until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture, the Indenture shall have been released pursuant to Section 16.01 thereof, and all other sums payable by the Company under this Agreement shall have been paid, except for obligations of the Company under Section 4.10, which shall survive any termination of this Agreement.

Section 7.2 Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, sent by telecopier or nationally recognized overnight courier or delivered in person and addressed or sent as follows:

If to the Company:	Allegheny Energy Supply Company, LLC
800 Cabin Hill Drive
Greensburg, Pennsylvania 15601
Telecopier No. (724) 830-7736
Attention: Treasurer

If to the Issuer:	Pennsylvania Economic Development Financing Authority
Pa. Department of Community and Economic Development
Commonwealth Keystone Building
400 North Street, 4th Floor
Harrisburg, Pennsylvania 17120
Telecopier No. (717) 787-0879
Attention: Executive Director

If to the Trustee:	The Bank of New York Mellon Trust Company, N.A.
Global Corporate Trust
525 William Penn Place, 7th Floor
Pittsburgh, Pennsylvania 15259
Telecopier No. (412) 236-0870
Attention: John J. Scarpiniti

The Company, the Issuer and the Trustee, by notice given hereunder to the Persons listed above, may designate any further or different addresses or telecopier numbers to which subsequent notices, certificates, requests or other communications shall be sent.

Section 7.3 Limitation of Liability; No Personal Liability. In the exercise of the powers of the Issuer or the Trustee hereunder or under the Indenture, including without limitation the application of moneys and the investment of funds, neither the Issuer or the Trustee nor their members, directors, officers, employees or agents shall be accountable to the Company for any action taken or omitted by any of them in good faith and with the belief that it is authorized or within the discretion or rights or powers conferred. The Issuer, the Trustee and their members, directors, officers, employees and agents shall be protected in acting upon any paper or document believed to be genuine, and any of them may conclusively rely upon the advice of counsel and may (but need not) require further evidence of any fact or matter before taking any action. In the event of any default by the Issuer hereunder, the liability of the Issuer to the Company shall be enforceable only out of the Issuer’s interest under this Agreement and there shall be no other recourse for damages by the Company against the Issuer, its members, directors, officers, attorneys, agents and employees, or any of the property now or hereafter owned by it or them. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, director, officer, agent or employee of the Issuer, and no official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or the Indenture.

Section 7.4 Binding Effect. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Company and their respective successors and assigns; provided that this Agreement may not be assigned by the Company (except in connection with a sale or transfer of assets pursuant to Section 4.1 or in compliance with Section 7.9) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or by the Trustee as successor Trustee, or as otherwise may be necessary to enforce or secure payment of Debt Service. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

Section 7.5 Amendments. Except as otherwise expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Bonds and unless and until all conditions provided for in the Indenture for release of the Indenture are met, this Agreement may not be effectively amended, modified or terminated except by an instrument in writing signed by the Company and the Issuer, consented to by the Trustee, and in accordance with the provisions of Article XII of the Indenture as applicable.

Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

Section 7.7 Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, operative and entered into in the manner and to the full extent permitted by applicable law.

Section 7.8 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Section 7.9 Assignment. Except as otherwise provided in this Section 7.9, the Company shall not assign this Agreement or any interest of the Company herein, either in whole or in part, without the prior written consent of the Trustee, which consent shall be given if the following conditions are fulfilled: (i) the assignee assumes in writing all of the obligations of the Company hereunder; (ii) the assignee provides the Trustee with an opinion of Counsel satisfactory to the Trustee to the effect that neither the validity nor the enforceability of this Agreement shall be adversely affected by such assignment; (iii) the Project Facilities shall continue in the opinion of Bond Counsel to be a “project” as such term is defined in the Act after such assignment; (iv) such assignment shall not, in the opinion of Bond Counsel, have an adverse effect on the exclusion from gross income for federal income tax purposes of interest on the Bonds; (v) the assignee shall not be a Disqualified Contractor and shall provide a written certification to such effect to the Trustee and the Issuer; and (vi) if the assignee is other than an Affiliate of the Company, consent by the Issuer, which consent shall not be unreasonably withheld. Subject to the foregoing, the terms “Issuer,” “Company” and “Trustee” shall, where the context requires, include the respective successors and assigns of such persons.

Section 7.10 Receipt of Indenture. The Company hereby acknowledges that it has received an executed copy of the Indenture and is familiar with its provisions, and agrees that it is subject to and bound by the terms thereof and it will take all such actions as are required or contemplated of it under the Indenture to preserve and protect the rights of the Trustee and of the Bondholders thereunder and that it will not take any action which would cause a default or Event of Default thereunder.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Issuer and the Company, intending to be legally bound, have caused this Agreement to be duly executed in their respective names, all as of the date first above written.

[SEAL]		PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY

Attest	/s/ Brian Deamer	By	/s/ Stephen M. Drizos
	Assistant Secretary		Stephen M. Drizos,
Executive Director

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

		By	/s/ Barry E. Pakenham
Treasurer

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